Exhibit 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                              OMNICOM FINANCE INC.

      I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

      FIRST: The name of the corporation is Omnicom Finance Inc.

      SECOND: Its registered office is to be located at 229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which the corporation is authorized to issue is ONE HUNDRED (100) shares. The par value of each of such shares is ONE ($1.00) dollar. All such shares are of one class and are shares of Common Stock.

      FIFTH: The name and address of the single incorporator are:

                             Raymond E. McGovern, Jr.
                             BBDO Worldwide Inc.
                             1285 Avenue of the Americas
                             New York, NY 10019
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      SIXTH: the By-Laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

      SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Soc. 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

      EIGHTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

      NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 8th day of June, 1988.

                                        /s/  Raymond E. McGovern, Jr.
                                        --------------------------------
                                        Raymond E. McGovern, Jr.


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